SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2018

Hammer Fiber Optics Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-1539680	98-1032170
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
15 Corporate Place South, Piscataway, New Jersey 08854 (844) 413-2600

(Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

The following discussion, in addition to the other information contained in this Current Report (“Report”), should be considered carefully in evaluating our prospects. This Report (including without limitation the following factors that may affect operating results) contains forward-looking statements regarding us and our business, financial condition, results of operations and prospects. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Report. Additionally, statements concerning future matters such as revenue projections, projected profitability, growth strategies, possible changes in legislation and other statements regarding matters that are not historical are forward-looking statements.

Forward-looking statements in this Report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed in this Report. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Report. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Report.

Item 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendments to Material Definitive Agreements for purposes of acquisition of outside businesses

On September 11, 2018 Hammer Fiber Optic Holdings Corp, (the Company) entered into separate stock purchase agreements with 1stPoint Communications, LLC and Endstream Communications LLC.  On November 1, 2018 the company closed with 1stPoint Communications, LLC as disclosed in a Current Report on Form 8-K Filed on November 6, 2018.  On another Current Report on Form 8-K filed on November 21, 2018 the Company announced the future closing date for Endstream Communications as December 17, 2018.  As terms pursuant to each of these closings the Sellers requested and the Board of Directors approved an Amendment to the Stock Purchase Agreements for both entities.  The Amendments to the Stock Purchase agreement allows for 1stPoint and Endstream, respectively, to place a UCC-1 lien against the assets of the Company in the amount of the outstanding deferred compensation in accordance with the Stock Purchase Agreements.  Futhermore, 1stPoint and Endstream shall file a UCC-2 to retire the lien if and when certain conditions are met.

The foregoing describes the material terms of the Amendments to the Stock Purchase Agreements, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the copy of the Amendments to the Stock Purchase Agreements that are filed as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02    UNREGISTERED SALES OF EQUITY SECURITIES

The shares to be issued under the Stock Purchase Agreements will be issued in private placements in reliance upon the exemption from the registration requirements set forth in Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

The information disclosed under Item 1.01 is incorporated into this Item 3.02 in its entirety.

Item 5.02    DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; APPOINTMENT OF CERTAIN OFFICERS

Effective November 27, 2018, Dennis Doll resigned from his position as Director of Hammer Fiber Optics Holdings Corp. (the Company) and from his post as Chairman of the Company’s Audit Committee effective immediately.  Mr. Doll’s resignation is not due to any disagreements with the Company regarding any of the Company’s operations, policies or practices. A copy of Mr. Doll’s resignation letter is attached as Exhibit 99.1 to this Current Report on Form 8-K.  Mr. Doll continues to actively assist the company on an advisory basis.

Effective upon Mr. Doll’s resignation as a Director, the size of the Company's Board of Directors will be reduced from six to five directors.

On November 28, 2018 the Board of Directors of the Company ratified through resolution the appointment of Kristen Vasicek to the position of Chief Operating Officer to be effective on December 1, 2018.  Ms. Vasicek was previously appointed to the office of Company Secretary as disclosed in a Form 8-K filed on November 26, 2018.  Ms. Vasicek will be responsible for overseeing the sales and marketing strategies, as well as the administrative and operational efforts of the Company and all of its subsidiaries and will report directly to the office of the Chief Executive Officer.  Ms. Vasicek has an at-will employment agreement with the Company.

Item 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.Description

2.1*Stock Purchase Agreement, dated September 11, 2018, by and among Hammer Fiber Optics Holdings Corp. and Endstream Communications and the sellers party thereto.

2.2*Stock Purchase Agreement, dated September 11, 2018, by and among Hammer Fiber Optics Holdings Corp. and 1stPoint Communications and the sellers party thereto.

10.1Amendment #1 to Stock Purchase Agreement, dated November 30, 2018, by and among Hammer Fiber Optics Holdings Corp. and 1stPoint Communications and the sellers party thereto.

10.2Amendment #1 to Stock Purchase Agreement, dated November 30, 2018, by and among Hammer Fiber Optics Holdings Corp. and Endstream Communications and the sellers party thereto.

99.1Resignation Letter of Dennis Doll.

* Previously Filed with the Original Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hammer Fiber Optics Holdings, Corp.

Dated: November 30, 2018

   /s/ Mark Stogdill

By: Mark Stogdill

Its: Executive Director